SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) — June 9, 2003

FIRST TENNESSEE NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

TENNESSEE (State or Other Jurisdiction of Incorporation)	000-4491 (Commission File Number)	62-0803242 (IRS Employer Identification No.)

165 MADISON AVENUE MEMPHIS, TENNESSEE (Address of Principal Executive Office)	38103 (Zip Code)

Registrant’s telephone number, including area code — (901) 523-4444

SIGNATURES
Exhibit Index
EX-99.1/2002 FORM 10-K RECONCILIATION TABLE

ITEM 5.     Other Events and Regulation FD Disclosure

The purpose of this Form 8-K is to provide a reconciliation of non-GAAP financial measures that were incorporated by reference into First Tennessee National Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002, from the financial appendix to FTNC’s proxy statement filed March 18, 2003, in connection with the April 15, 2003, annual meeting of shareholders. The 2002 Form 10-K was filed before the effective date of the SEC rule that requires such reconciliation.

The following refers to certain historical financial information not presented in accordance with generally accepted accounting principles (GAAP) in the Management’s Discussion and Analysis section of the financial appendix on the pages indicated in the table filed as Exhibit 99.1: noninterest income, total revenues, net interest income, net interest margin from traditional banking activities and amounts related to First Tennessee Banking Group. All such amounts have been reconciled to the most comparable GAAP measures in the table filed as Exhibit 99.1. FTNC believes these non-GAAP financial measures provide useful information to investors regarding FTNC’s financial condition and results of operations for the reasons stated in the following paragraphs.

Noninterest income and total revenues are presented excluding securities gains and losses in order to improve the comparability of results between periods since securities transactions generally result in unsustainable impacts on noninterest income.

To improve the comparability of yields on interest-earning assets, net interest income (NII) and total revenues are presented on a “fully taxable-equivalent” basis, which adjusts for the impact on NII of certain tax-exempt loans and investment securities included in interest-earning assets. For example, NII earned on tax exempt interest-earning assets is adjusted to reflect the equivalent level of NII that would have been earned on a pre-tax basis if the revenue had been taxed at FTNC’s statutory federal income tax rate, adjusted for applicable state income taxes net of the related federal tax benefit.

The acquisition of Synaxis Group, Inc. (Synaxis), a commercial insurance broker, on December 31, 2001, impacted the results of operations for 2002. In order to provide comparability between periods, the performance of First Tennessee Banking Group was adjusted to exclude the impact of this acquisition.

FTNC’s consolidated net interest margin is affected by the activity levels and related funding for mortgage production and servicing and capital markets activities. These activities typically produce different margins than traditional banking activities. Mortgage production and servicing activities can affect the overall margin based on a number of factors, including the size of the mortgage warehouse, the time it takes to deliver loans into the secondary market, the amount of custodial balances, and the level of mortgage servicing rights. Capital markets activities tend to compress the margin because of its strategy to reduce market risk by hedging its inventory in the cash markets, which effectively eliminates net interest income on these positions. As a result, FTNC’s consolidated margin cannot be readily compared to that of other bank holding companies. For this reason, management provides additional detail on the impact that these activities have on the consolidated margin.

ITEM 7.     Financial Statements and Exhibits

(c)     Exhibits

Exhibit #	Description

99.1	2002 Form 10-K Reconciliation Table

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST TENNESSEE NATIONAL CORPORATION

Date: June 9, 2003	By: /s/ James F. Keen

Name: James F. Keen
Title: Executive Vice President, Chief Financial Officer
and Corporate Controller

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Exhibit Index

Exhibit#	Description

99.1	2002 Form 10-K Reconciliation Table

3